Exhibit 10.1

AMENDMENT NO. 1
TO
EMPLOYMENT AGREEMENT
BY AND BETWEEN
TESSCO TECHNOLOGIES INCORPORATED AND SANDIP MUKERJEE

TESSCO TECHNOLOGIES INCORPORATED (the “Company”) and SANDIP MUKERJEE (“Executive”) wish to amend the Employment Agreement dated August 19, 2019 (the “Existing Agreement”) to extend the Term thereof and to make certain other modifications as hereinafter set forth. Capitalized terms defined in the Existing Agreement and used in this Amendment No. 1 without further definition have the meanings ascribed to them in the Existing Agreement.

Accordingly, the Existing Agreement is this 20th day of March 2023 amended as follows, with this Amendment No. 1 to be and become effective as of March 27, 2023 (the “Amendment Effective Date”):

1.             Commencing with the Amendment Effective Date, Paragraph 1 “Term” of the Existing Agreement is deleted and replaced in its entirety with the following:

1.            Term. The Company hereby agrees to employ the Executive, and the Executive hereby agrees to be employed by the Company, subject to and upon the terms and conditions set forth in this Agreement, for a term (the “Term”) which shall commence on August 20, 2019 (the “Effective Date”) and end at the end of the fiscal year of the Company ending in 2026. Absent any written agreement between the parties to extend the Term for a renewal term or other period ending at an agreed upon date or time subsequent to the end of the fiscal year of the Company ending in 2026, the Term will end at the end of the fiscal year of the Company ending in 2026, currently expected to occur on March 29, 2026. That portion of the Term commencing with the first day of fiscal 2024 of the Company and ending at the end of fiscal year of the Company ending in fiscal 2026 is referred to herein as the “Amendment Term”.

2.             Commencing with the Amendment Effective Date, Paragraph 3 “Compensation” of the Existing Agreement is deleted and replaced in its entirety with the following:

3.             Compensation.

(a)            Base Salary. The Company shall initially pay Executive during the Term an annual salary (the “Base Salary”) of Five Hundred Fifty Thousand Dollars ($550,000), and commencing with the fiscal year of the Company commencing in 2023 (fiscal 2024), Six Hundred Thousand Dollars ($600,000), in each case payable in accordance with the Company’s normal business practices for senior executives (including tax withholding), but in no event less frequently than monthly. Executive’s Base Salary shall be reviewed at least annually by the Compensation Committee of the Board (the “Compensation Committee”) and may be adjusted in its discretion, provided that the Base Salary may not be decreased below Five Hundred Fifty Thousand Dollars ($550,000), or during the Amendment Term, Six Hundred Thousand Dollars ($600,000), without the consent of the Executive. After any such adjustment in Base Salary, the term “Base Salary” shall refer to the adjusted amount.

(b)            Annual Short Term Incentive. For fiscal year 2024 and each subsequent fiscal year of the Company that commences during the Amendment Term, Executive shall be entitled to participate with the other senior executives of the Company and shall be eligible to receive Annual Short Term Incentive compensation (“STI”) in accordance with the terms herein, and as applicable to each fiscal year of the Company during the Amendment Term. The parties acknowledge that the standards and criteria on which incentive awards have historically been based include both corporate performance and earnings targets (typically annual targets measured after all incentive compensation is taken into account and satisfaction of which is a condition to any payment) and a somewhat more subjective individual performance factor, and that it is the Board’s current expectation (but not the Board’s or the Company’s obligation hereunder) to continue to use similar criteria and factors in determining STI compensation for all senior executives, including Executive. Executive’s STI target amount for each fiscal year beginning during the Amendment Term (Executive’s “Target STI”) shall be such amount (expressed either as a percentage of Base Salary, or as a stated dollar amount) as the Board (or the Compensation Committee of the Board, as applicable) from time to time determines in its sole discretion is appropriate, but in no event shall Executive’s Target STI for any fiscal year of the Company beginning during the Amendment Term be less than Six Hundred Thousand Dollars ($600,000). The actual STI awarded to Executive for any particular fiscal year, if any, may be more or less than Executive’s Target STI, based on the actual level of achievement relative to the performance metrics established for that year by the Board. Such payment may be made in cash or otherwise than in cash (or equivalent), as determined by the Compensation Committee and insofar as consistent with the Company’s overall incentive compensation philosophy for the corresponding fiscal year, as applicable to the Company’s senior executives, generally.

(c)            Long Term Incentive. For fiscal year 2024 and each subsequent fiscal year of the Company that commences during the Amendment Term, the Company will make one or more Long Term Incentive awards (“LTI”) to the Executive, in the form of Options, Restricted Stock or Restricted Stock Units, or Performance Share Units (or any one or more of them or any other award of the type subject to awards under the Plan or any successor or similar plan or arrangement), as determined by the Board (or the Compensation Committee of the Board, as applicable) from time to time, and which will provide for vesting 25% upon the first anniversary of the award date and 25% on each successive yearly anniversary (or a pro rata portion monthly or as otherwise provided in the applicable award agreement) until fully vested on the four year anniversary of the grant, assuming the otherwise applicable conditions (including performance requirements or conditions) to be set forth in the applicable award agreement are satisfied. The terms and conditions applicable to such LTI awards shall be set forth in a separate award agreement in a form or forms prescribed by the Company consistent with this Agreement, which shall recite the grant of such equity award governed by the Plan or other applicable plan or arrangement then in effect, and shall provide for among other things, as applicable, a so called “double trigger” acceleration following a change in control of the Company (i.e., change in control followed by termination within no less than one year either without cause or for good reason, as such terms are to be defined by the Company therein or provided for under the Plan). The terms of the Plan or successor or similar plan or arrangement where applicable, and applicable award agreement will be controlling. It is anticipated that LTI awards will be granted prospectively for a given fiscal year.

The number of shares targeted to be the subject of LTI awards for a given fiscal year (the “Targeted Number”) shall be the lesser of: (i) the Stated Value for the applicable fiscal year (as set forth below) divided by the average per share closing price of the Common Stock for the ten (10) trading days immediately prior to the grant of the award; and (ii) 60,000 shares for fiscal 2024, 90,000 shares fiscal 2025, and 120,000 shares for fiscal 2026. For purposes hereof, the “Stated Value” as applicable to LTI awards for a given fiscal year shall mean 50% of Base Salary for fiscal year 2024, 75% of Base Salary for fiscal year 2025, and 100% of Base Salary for fiscal 2026. Notwithstanding the foregoing, however, the actual number of shares to be subject to the award for a given year may differ appreciably from the Targeted Number for that fiscal year, and the actual number will be finally determined by the Board (or the Compensation Committee of the Board, as applicable) in its discretion after consideration of factors that it determines to be appropriate from time to time; provided further, however, that the Executive will be entitled to receive, in respect of each such fiscal year, LTI awards for at least 25% of the Targeted Number for that fiscal year having terms providing for time vesting and not Company performance-based vesting.

Except as modified by this Amendment No. 1, the provisions of the Existing Agreement are hereby ratified and affirmed.

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IN WITNESS WHEREOF, the parties have executed this Amendment No. 1 under seal to be effective as of the Amendment Effective Date.

WITNESS/ATTEST:	TESSCO TECHNOLOGIES INCORPORATED

	By:	/s/ J. Timothy Bryan	(SEAL)
J. Timothy Bryan
Chairman of the Board

EXECUTIVE:

	/s/ Sandip Mukerjee		(SEAL)
Sandip Mukerjee

[Signature Page to Amendment No. 1]